                                                                    Exhibit 99.3

                   SS&C TECHNOLOGIES, INC. and Subsidiaries
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 reflect the consolidated results of operations, respectively, of SS&C Technologies, Inc. and Subsidiaries ("SS&C") after giving effect to the March 20, 1998 acquisition of Quantra Corporation ("Quantra") under the assumptions set forth in the accompanying notes. The pro forma condensed consolidated statements of operations are not necessarily indicative of SS&C's consolidated results of operations as they may be in the future. These pro forma condensed consolidated statements of operations should be read in conjunction with the accompanying explanatory notes, the Asset Purchase Agreement dated as of March 20, 1998, and the historical financial statements and related notes of SS&C previously filed and the financial statements of Quantra appearing elsewhere in this Current Report on Form 8-K/A.

                    SS&C TECHNOLOGIES, INC. and Subsidiaries
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                         (000'S, except per share data)
                                  (unaudited)

                                 SS&C              QUANTRA               PRO FORMA               PRO FORMA
                                                                        ADJUSTMENTS                SS&C
Revenues:
  Software licenses                   $22,948             $  4,975                  $  -                $ 27,923
  Maintenance                           9,670                3,649                     -                  13,319
  Professional
  services                              9,574                3,426                     -                  13,000
                          -------------------  -------------------   -------------------     -------------------
     Total revenues                    42,192               12,050                     -                  54,242
                          -------------------  -------------------   -------------------     -------------------
Cost of revenues:
  Software licenses                     1,191                1,943                 1,780(i)                4,914
  Maintenance                           3,220                1,480                     -                   4,700
  Professional
  services                              6,165                4,279                     -                  10,444
                          -------------------  -------------------   -------------------     -------------------
     Total cost of
     revenues                          10,576                7,702                 1,780                  20,058
                          -------------------  -------------------   -------------------     -------------------
Gross profit                           31,616                4,348                (1,780)                 34,184
                          -------------------  -------------------   -------------------     -------------------
Operating expenses:
  Selling and marketing                12,059                8,104                     -                  20,163
  Research and
  development                          10,245               10,018                     -                  20,263
  General and
  administrative                        7,802               11,202                  (882)(ii)             18,122
  Write-off of purchased
  in-process research
  and development                         861                    -                     -                     861
                          -------------------  -------------------   -------------------     -------------------
     Total operating
     expenses                          30,967               29,324                  (882)                 59,409
                          -------------------  -------------------   -------------------     -------------------
Operating income (loss)                   649              (24,976)                 (898)                (25,225)
Interest income,
and other net                           2,176                 (387)                    -                   1,789
                          -------------------  -------------------   -------------------     -------------------
Income (loss) before
income taxes                            2,825              (25,363)                 (898)                (23,436)

Provision (benefit) for
 income taxes                           1,029               (8,908)                 (327)(iii)            (8,206)
                          -------------------  -------------------   -------------------     -------------------
Net income (loss)                     $ 1,796             $(16,455)                $(571)               $(15,230)
                          -------------------  -------------------   -------------------     -------------------
Basic loss per share                                                                                      $(1.08)
                                                                                             -------------------
Basic weighted average
 number of common
 shares outstanding                                                                                       14,086
                                                                                             -------------------

Diluted loss per share                                                                                    $(1.08)
                                                                                             -------------------
Diluted weighted
 average number of
 common and common
 equivalent shares
 outstanding                                                                                              14,086
                                                                                             -------------------


See the accompanying notes to the pro forma condensed consolidated financial statements.

                            SS&C TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                         (000'S, except per share data)
                                  (unaudited)

                                       SS&C                QUANTRA             PRO FORMA                 PRO FORMA
                                                                              ADJUSTMENTS                   SS&C
Revenues:
  Software licenses                   $ 5,794               $ 1,131                $    -                 $ 6,925
  Maintenance                           3,207                   784                     -                   3,991
  Professional
  services                              2,589                   790                     -                   3,379
                                      -------               -------               -------                 -------
     Total revenues                    11,590                 2,705                     -                  14,295
                                      -------               -------               -------                --------
Cost of revenues:
  Software licenses                       271                    57                   211(i)                  539
  Maintenance                             772                   133                     -                     905
  Professional
  services                              1,786                     -                     -                   1,786
  Royalties/other                           -                   257                     -                     257
                                      -------               -------               -------                --------
     Total cost of
     revenues                           2,829                   447                   211                   3,487
                                      -------               -------               -------                --------
Gross profit                            8,761                 2,258                  (211)                 10,808
                                      -------               -------               -------                --------
Operating expenses:
  Selling and marketing                 3,819                    58                     -                   3,877
  Research and
  development                           2,839                     -                     -                   2,839
  General and
  administrative                        1,445                 5,417                  (220)(ii)              6,642
  Write-off of purchased
  in-process research
  and development                       7,259                     -                (7,259)                      -
                                      -------               -------               -------                --------
     Total operating
     expenses                          15,362                 5,475                (7,479)                 13,358
                                      -------               -------               -------                --------
Operating loss                         (6,601)               (3,217)                7,268                  (2,550)
Interest and other, net                   592                  (379)                    -                     213
                                      -------               -------               -------                --------
Loss before income taxes               (6,009)               (3,596)                7,268                  (2,337)
Provision (benefit) for
income taxes                           (2,041)                    -                 2,468(iii)                427
                                      -------               -------               -------                --------
Net loss                              $(3,968)              $(3,596)              $ 4,800                $ (2,764)
                                      -------               -------               -------                --------
Basic loss per share                                                                                     $  (0.19)
                                                                                                         --------
Basic weighted average
 number of common
 shares outstanding                                                                                        14,366
                                                                                                         --------
Diluted loss per share                                                                                   $  (0.19)
                                                                                                         --------
Diluted weighted
 average number of
 common and common
 equivalent shares
 outstanding                                                                                               14,366
                                                                                                         --------


See the accompanying notes to the pro forma condensed consolidated financial statements.

                   SS&C Technologies, Inc. and Subsidiaries
        Notes to Pro Forma Condensed Consolidated Financial Statements
       (amounts in thousands, except share data, unless otherwise noted)
                                  (Unaudited)

                            ----------------------

The pro forma condensed consolidated financial statements reflect the consolidated results of operations of SS&C after giving effect to the March 20, 1998 acquisition of Quantra. SS&C acquired substantially all of the assets and assumed certain liabilities of Quantra. The purchase price for the Quantra acquisition consisted of 546,019 shares of the Company's Common Stock, $2,300 in cash and the assumption of certain liabilities of Quantra totaling $3,900, plus the costs of effecting the transaction. The Company and Quantra also entered into an Escrow Agreement pursuant to which an additional $1,200 shall be held in escrow to reimburse the Company in connection with certain acquisition costs and the breaches, if any, of representations, warranties or covenants by Quantra.


  1. The pro forma adjustments to the condensed consolidated statements of operations reflect the purchase, as if the purchase had occurred as of January 1, 1997.

  2. The Quantra acquitisition has been accounted for as a purchase transaction in accordance with generally accepted accounting principles. Accordingly, the net assets acquired of Quantra have been recorded in the pro forma condensed consolidated financial statements at management's estimate of their fair value. The final values will be determined upon the completion of certain valuations or studies, which may result in adjustments to the values ascribed herein.

     The following pro forma adjustments have been made to reflect the terms of the acquisition and to record the purchase as prescribed by the purchase method of accounting:

   a)  Statements of Operations:

       i) The amortization expense of completed technology has been increased by approximately $1,780 and $211 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

      ii) Depreciation expense has been reduced by approximately $882 and $220 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, to account for the adjustment to fair market value of fixed assets acquired.

     iii) The tax provision has been adjusted to reflect the increase in the amortization of the completed technology and the decrease in depreciation to account for the adjustment to fair market value of fixed assets acquired at tax rates of 36% and 34% for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. In addition, for the three months ended March 31, 1998, the tax benefit associated with the write-off of purchased in-process research and development was eliminated.

      iv) The write-off of purchased in-process research and development of $7,259 is a nonrecurring charge directly attributable to the acquisition. This charge was recorded by SS&C in the first quarter of 1998 as part of the accounting for the Quantra acquisition.

       v) The 546,019 shares of SS&C common stock issued in the transaction have been assumed to be outstanding for all periods presented for purposes of determining the pro forma basic and diluted loss per common and common equivalent share.